Exhibit 99.1

LENDINGTREE REPORTS FIRST QUARTER 2022 RESULTS

Revenue and VMM Growth Continued Despite Ongoing Macro Headwinds

•	Consolidated revenue of $283.2 million

•	GAAP net loss from continuing operations of $10.8 million or $(0.84) per diluted share

•	Variable marketing margin of $94.1 million

•	Adjusted EBITDA of $29.4 million

•	Adjusted net income per share of $0.46

CHARLOTTE, NC - May 5, 2022 - LendingTree, Inc. (NASDAQ: TREE), operator of LendingTree.com, the nation's leading online financial services marketplace, today announced results for the quarter ended March 31, 2022.

The company has posted a letter to shareholders on the company's website at investors.lendingtree.com.

"The diversity of our business continues to benefit shareholders as we grew revenue and VMM this quarter despite rapidly increasing interest rates and persistent inflationary headwinds," said Doug Lebda, Chairman and CEO. "We performed in line with our guidance across all metrics while continuing to invest in our strategic growth initiatives. The Home segment performed well, with improving volume and unit economics in home equity and purchase mortgage helping to offset the dramatic decline in refinance volume. Coupled with strong growth in the Consumer business, highlighted by fantastic results from personal loans and small business, our combined lender marketplace generated 9% and 23% YoY growth in revenue and VMM, respectively. The Insurance segment had improving results over the previous quarter, as our partners have been growing their budgets with us. We made the conscious decision to focus intently on consumer quality at the beginning of the industry's cyclical downturn last year, and we believe those efforts will continue to drive increased revenue and profitability for the business throughout 2022."

Trent Ziegler, CFO, added, "We remain in a position of strength to invest in our business, creating the premier customer financial shopping experience, while much of our competition struggle with profitability. We are leaning into this strength, maintaining the investment in our strategic priorities and the strength of our brand despite numerous macro headwinds. However, the persistency of inflation and its impact on our insurance partners, along with a significant jump in mortgage rates has to be acknowledged and reflected in our forecast. As a result, we are revising our financial outlook for 2022."

First Quarter 2022 Business Highlights

•	Home segment revenue of $101.9 million decreased 20% over first quarter 2021 and produced segment profit of $35.9, down 8% over the same period.

◦	Within Home, mortgage products revenue of $78.0 million declined 33% over prior year.

•	Consumer segment revenue of $101.1 million grew 75% over first quarter 2021 as trends continued to improve.

◦	Within Consumer, credit card revenue of $29.8 million was up 69% over prior year.

◦	Personal loans revenue of $35.2 million grew 137% over prior year.

◦	Revenue from our small business offering grew 138% over prior year.

•	Insurance segment revenue of $80.0 million decreased 8% over first quarter 2021 and translated into Insurance segment profit of $21.1, down 36% over the same period.

•	Through March 31, 2021, 22.1 million consumers have signed up for MyLendingTree.

LendingTree Summary Financial Metrics
(In millions, except per share amounts)

	Three Months Ended March 31,		Y/Y	Three Months Ended December 31,	Q/Q
	2022	2021	% Change	2021	% Change

Total revenue	$ 283.2	$ 272.8	4%	$ 258.3	10%

(Loss) income before income taxes	$ (10.4)	$ 28.0	(137) %	$ 60.2	(117) %
Income tax expense	$ (0.4)	$ (8.7)	(95) %	$ (11.8)	(97) %
Net (loss) income from continuing operations	$ (10.8)	$ 19.3	(156) %	$ 48.4	(122) %
Net (loss) income from continuing operations % of revenue	(4) %	7%		19%

(Loss) income per share from continuing operations
Basic	$ (0.84)	$ 1.48	(157) %	$ 3.67	(123) %
Diluted	$ (0.84)	$ 1.37	(161) %	$ 3.57	(124) %

Variable marketing margin
Total revenue	$ 283.2	$ 272.8	4%	$ 258.3	10%
Variable marketing expense (1) (2)	$ (189.1)	$ (183.8)	3%	$ (169.8)	11%
Variable marketing margin (2)	$ 94.1	$ 89.0	6%	$ 88.5	6%
Variable marketing margin % of revenue (2)	33%	33%		34%

Adjusted EBITDA (2)	$ 29.4	$ 30.7	(4) %	$ 24.7	19%
Adjusted EBITDA % of revenue (2)	10%	11%		10%

Adjusted net income (loss) (2)	$ 6.1	$ 2.5	144%	$ (4.1)	249%

Adjusted net income (loss) per share (2)	$ 0.46	$ 0.18	156%	$ (0.31)	248%

(1)	Represents the portion of selling and marketing expense attributable to variable costs paid for advertising, direct marketing and related expenses. Excludes overhead, fixed costs and personnel-related expenses.
(2)	Variable marketing expense, variable marketing margin, variable marketing margin % of revenue, adjusted EBITDA, adjusted EBITDA % of revenue, adjusted net income and adjusted net income per share are non-GAAP measures. Please see "LendingTree's Reconciliation of Non-GAAP Measures to GAAP" and "LendingTree's Principles of Financial Reporting" below for more information.

LendingTree Segment Results
(In millions)

	Three Months Ended March 31,		Y/Y	Three Months Ended December 31,	Q/Q
	2022	2021	% Change	2021	% Change
Home (1)
Revenue	$ 101.9	$ 128.1	(20) %	$ 96.3	6%
Segment profit	$ 35.9	$ 39.0	(8) %	$ 33.8	6%
Segment profit % of revenue	35%	30%		35%

Consumer (2)
Revenue	$ 101.1	$ 57.9	75%	$ 96.4	5%
Segment profit	$ 42.5	$ 24.6	73%	$ 40.8	4%
Segment profit % of revenue	42%	42%		42%

Insurance (3)
Revenue	$ 80.0	$ 86.6	(8) %	$ 65.4	22%
Segment profit	$ 21.1	$ 32.8	(36) %	$ 20.8	1%
Segment profit % of revenue	26%	38%		32%

Other (4)
Revenue	$ 0.1	$ 0.1	— %	$ 0.2	(50) %
(Loss) profit	$ (0.1)	$ (0.1)	— %	$ 0.1	(200) %

Total revenue	$ 283.2	$ 272.8	4%	$ 258.3	10%

Total segment profit	$ 99.5	$ 96.3	3%	$ 95.5	4%
Brand marketing expense (5)	$ (5.4)	$ (7.3)	(26) %	$ (7.0)	(23) %
Variable marketing margin	$ 94.1	$ 89.0	6%	$ 88.5	6%
Variable marketing margin % of revenue	33%	33%		34%

(1)	The Home segment includes the following products: purchase mortgage, refinance mortgage, home equity loans, reverse mortgage loans, and real estate.
(2)	The Consumer segment includes the following products: credit cards, personal loans, small business loans, student loans, auto loans, deposit accounts, and other credit products such as credit repair and debt settlement.
(3)	The Insurance segment consists of insurance quote products.
(4)	The Other category primarily includes marketing revenue and related expenses not allocated to a specific segment.
(5)	Brand marketing expense represents the portion of selling and marketing expense attributable to variable costs paid for advertising, direct marketing and related expenses that are not assignable to the segments' products. This measure excludes overhead, fixed costs and personnel-related expenses.

Financial Outlook

Today, the Company is providing revenue, variable marketing margin and adjusted EBITDA guidance for the second quarter of 2022 and revising our previous guidance for full-year 2022, as follows:

Second-quarter 2022:

•	Revenue: $283 - $293 million

•	Variable Marketing Margin: $100 - $106 million

•	Adjusted EBITDA: $35 - $40 million

Full-year 2022:

•	Revenue is now anticipated to be in the range of $1,150 - $1,190 million, representing growth of 5% - 8% over full-year 2021 results.

•	Variable Marketing Margin is now expected to be in the range of $390 - $415 million.

•	Adjusted EBITDA is now anticipated to be in the range of $140 - $150 million, up 4% - 11% over full-year 2021 results.

LendingTree is not able to provide a reconciliation of projected variable marketing margin or adjusted EBITDA to the most directly comparable expected GAAP results due to the unknown effect, timing and potential significance of the effects of legal matters and tax considerations. Expenses associated with legal matters and tax considerations have in the past, and may in the future, significantly affect GAAP results in a particular period.

Quarterly Conference Call

A conference call to discuss LendingTree's first quarter 2022 financial results will be webcast live today, May 05, 2022 at 9:00 AM Eastern Time (ET). The live audiocast is open to the public and will be available on LendingTree's investor relations website at investors.lendingtree.com. The call may also be accessed toll-free via phone at (877) 606-1416. Callers outside the United States and Canada may dial (707) 287-9313. Following completion of the call, a recorded replay of the webcast will be available on LendingTree's investor relations website until 12:00 PM ET on Friday, May 13, 2022. To listen to the telephone replay, call toll-free (855) 859-2056 with passcode #3228754. Callers outside the United States and Canada may dial (404) 537-3406 with passcode #3228754.

LENDINGTREE, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

(Unaudited)

	Three Months Ended March 31,
	2022	2021
	(in thousands, except per share amounts)
Revenue	$ 283,178	$ 272,750
Costs and expenses:
Cost of revenue (exclusive of depreciation and amortization shown separately below) (1)	15,561	13,895
Selling and marketing expense (1)	204,157	197,462
General and administrative expense (1)	35,973	34,989
Product development (1)	14,052	12,468
Depreciation	4,854	3,718
Amortization of intangibles	7,917	11,312
Change in fair value of contingent consideration	—	797
Restructuring and severance (1)	3,625	—
Litigation settlements and contingencies	(27)	16
Total costs and expenses	286,112	274,657
Operating loss	(2,934)	(1,907)
Other (expense) income, net:
Interest expense, net	(7,505)	(10,215)
Other (expense) income	(1)	40,072
(Loss) income before income taxes	(10,440)	27,950
Income tax expense	(383)	(8,638)
Net (loss) income from continuing operations	(10,823)	19,312
Loss from discontinued operations, net of tax	(3)	(263)
Net (loss) income and comprehensive (loss) income	$ (10,826)	$ 19,049

Weighted average shares outstanding:
Basic	12,901	13,070
Diluted	12,901	14,119
(Loss) income per share from continuing operations:
Basic	$ (0.84)	$ 1.48
Diluted	$ (0.84)	$ 1.37
Loss per share from discontinued operations:
Basic	$ —	$ (0.02)
Diluted	$ —	$ (0.02)
Net (loss) income per share:
Basic	$ (0.84)	$ 1.46
Diluted	$ (0.84)	$ 1.35

(1) Amounts include non-cash compensation, as follows:
Cost of revenue	$ 393	$ 397
Selling and marketing expense	2,039	1,802
General and administrative expense	9,600	12,171
Product development	1,965	2,066
Restructuring and severance	1,083	—

LENDINGTREE, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	March 31, 2022	December 31, 2021
	(in thousands, except par value and share amounts)
ASSETS:
Cash and cash equivalents	$ 196,658	$ 251,231
Restricted cash and cash equivalents	120	111
Accounts receivable, net	114,294	97,658
Prepaid and other current assets	26,995	25,379
Total current assets	338,067	374,379
Property and equipment	70,680	72,477
Operating lease right-of-use assets	74,807	77,346
Goodwill	420,139	420,139
Intangible assets, net	77,847	85,763
Deferred income tax assets	127,823	87,581
Equity investment	173,140	158,140
Other non-current assets	6,969	6,942
Non-current assets of discontinued operations	—	16,589
Total assets	$ 1,289,472	$ 1,299,356

LIABILITIES:
Current portion of long-term debt	$ 169,484	$ 166,008
Accounts payable, trade	9,909	1,692
Accrued expenses and other current liabilities	107,881	106,731
Current liabilities of discontinued operations	4	1
Total current liabilities	287,278	274,432
Long-term debt	564,981	478,151
Operating lease liabilities	93,759	96,165
Deferred income tax liabilities	2,265	2,265
Other non-current liabilities	341	351
Total liabilities	948,624	851,364
Commitments and contingencies
SHAREHOLDERS' EQUITY:
Preferred stock $.01 par value; 5,000,000 shares authorized; none issued or outstanding	—	—
Common stock $.01 par value; 50,000,000 shares authorized; 16,119,648 and 16,070,720 shares issued, respectively, and 12,764,182 and 13,095,149 shares outstanding, respectively	161	161
Additional paid-in capital	1,145,038	1,242,794
Accumulated deficit	(538,173)	(571,794)
Treasury stock; 3,355,466 shares and 2,975,571, shares respectively	(266,178)	(223,169)
Total shareholders' equity	340,848	447,992
Total liabilities and shareholders' equity	$ 1,289,472	$ 1,299,356

LENDINGTREE, INC. AND SUBSIDIARIES

 CONSOLIDATED STATEMENTS OF CASH FLOWS

 (Unaudited)

	Three Months Ended March 31,
	2022	2021
	(in thousands)
Cash flows from operating activities attributable to continuing operations:
Net (loss) income and comprehensive (loss) income	$ (10,826)	$ 19,049
Less: Loss from discontinued operations, net of tax	3	263
Net (loss) income from continuing operations	(10,823)	19,312
Adjustments to reconcile net (loss) income from continuing operations to net cash provided by operating activities attributable to continuing operations:
Loss on impairments and disposal of assets	431	348
Amortization of intangibles	7,917	11,312
Depreciation	4,854	3,718
Non-cash compensation expense	15,080	16,436
Deferred income taxes	326	8,638
Change in fair value of contingent consideration	—	797
Gain on investments	—	(40,072)
Bad debt expense	850	516
Amortization of debt issuance costs	2,467	1,275
Amortization of debt discount	879	7,346
Reduction in carrying amount of ROU asset, offset by change in operating lease liabilities	(49)	7,132
Changes in current assets and liabilities:
Accounts receivable	(17,488)	(33,743)
Prepaid and other current assets	(3,666)	(915)
Accounts payable, accrued expenses and other current liabilities	9,320	7,154
Income taxes receivable	48	(89)
Other, net	(146)	(240)
Net cash provided by operating activities attributable to continuing operations	10,000	8,925
Cash flows from investing activities attributable to continuing operations:
Capital expenditures	(3,465)	(10,553)
Equity investment	(15,000)	(1,180)
Net cash used in investing activities attributable to continuing operations	(18,465)	(11,733)
Cash flows from financing activities attributable to continuing operations:
Payments related to net-share settlement of stock-based compensation, net of proceeds from exercise of stock options	(3,085)	(4,801)
Purchase of treasury stock	(43,009)	—
Payment of debt issuance costs	(4)	(168)
Other financing activities	—	(31)
Net cash used in financing activities attributable to continuing operations	(46,098)	(5,000)
Total cash used in continuing operations	(54,563)	(7,808)
Discontinued operations:
Net cash used in operating activities attributable to discontinued operations	(1)	(71)
Total cash used in discontinued operations	(1)	(71)
Net decrease in cash, cash equivalents, restricted cash and restricted cash equivalents	(54,564)	(7,879)
Cash, cash equivalents, restricted cash and restricted cash equivalents at beginning of period	251,342	170,049
Cash, cash equivalents, restricted cash and restricted cash equivalents at end of period	$ 196,778	$ 162,170

LENDINGTREE'S RECONCILIATION OF NON-GAAP MEASURES TO GAAP

Variable Marketing Expense

Below is a reconciliation of selling and marketing expense to variable marketing expense. See "LendingTree's Principles of Financial Reporting" for further discussion of the Company's use of this non-GAAP measure.

Three Months Ended
	March 31, 2022	December 31, 2021	March 31, 2021
(in thousands)
Selling and marketing expense	$ 204,157	$ 184,847	$ 197,462
Non-variable selling and marketing expense (1)	(15,081)	(15,053)	(13,760)
Variable marketing expense	$ 189,076	$ 169,794	$ 183,702

(1)	Represents the portion of selling and marketing expense not attributable to variable costs paid for advertising, direct marketing and related expenses. Includes overhead, fixed costs and personnel-related expenses.

LENDINGTREE'S RECONCILIATION OF NON-GAAP MEASURES TO GAAP

Variable Marketing Margin

Below is a reconciliation of net (loss) income from continuing operations to variable marketing margin and net (loss) income from continuing operations % of revenue to variable marketing margin % of revenue. See "LendingTree's Principles of Financial Reporting" for further discussion of the Company's use of these non-GAAP measures.

	Three Months Ended
	March 31, 2022	December 31, 2021	March 31, 2021
	(in thousands, except percentages)
Net (loss) income from continuing operations	$ (10,823)	$ 48,432	$ 19,312
Net (loss) income from continuing operations % of revenue	(4) %	19%	7%

Adjustments to reconcile to variable marketing margin:
Cost of revenue	15,561	14,448	13,895
Non-variable selling and marketing expense (1)	15,081	15,053	13,760
General and administrative expense	35,973	38,546	34,989
Product development	14,052	13,723	12,468
Depreciation	4,854	4,941	3,718
Amortization of intangibles	7,917	9,771	11,312
Change in fair value of contingent consideration	—	—	797
Restructuring and severance	3,625	6	—
Litigation settlements and contingencies	(27)	32	16
Interest expense, net	7,505	14,986	10,215
Other income	1	(83,200)	(40,072)
Income tax expense	383	11,753	8,638
Variable marketing margin	$ 94,102	$ 88,491	$ 89,048
Variable marketing margin % of revenue	33%	34%	33%

(1)	Represents the portion of selling and marketing expense not attributable to variable costs paid for advertising, direct marketing and related expenses. Includes overhead, fixed costs and personnel-related expenses.

LENDINGTREE'S RECONCILIATION OF NON-GAAP MEASURES TO GAAP

Adjusted EBITDA

Below is a reconciliation of net (loss) income from continuing operations to adjusted EBITDA and net (loss) income from continuing operations % of revenue to adjusted EBITDA % of revenue. See "LendingTree's Principles of Financial Reporting" for further discussion of the Company's use of these non-GAAP measures.

	Three Months Ended
	March 31, 2022	December 31, 2021	March 31, 2021
	(in thousands, except percentages)
Net (loss) income from continuing operations	$ (10,823)	$ 48,432	$ 19,312
Net (loss) income from continuing operations % of revenue	(4) %	19%	7%
Adjustments to reconcile to adjusted EBITDA:
Amortization of intangibles	7,917	9,771	11,312
Depreciation	4,854	4,941	3,718
Restructuring and severance	3,625	6	—
Loss on impairments and disposal of assets	431	814	348
Gain on investments	—	(83,200)	(40,072)
Non-cash compensation	13,997	16,751	16,436
Franchise tax caused by equity investment gain	1,500	—	—
Change in fair value of contingent consideration	—	—	797
Acquisition expense	9	430	29
Litigation settlements and contingencies	(27)	32	16
Interest expense, net	7,505	14,986	10,215
Income tax expense	383	11,753	8,638
Adjusted EBITDA	$ 29,371	$ 24,716	$ 30,749
Adjusted EBITDA % of revenue	10%	10%	11%

LENDINGTREE'S RECONCILIATION OF NON-GAAP MEASURES TO GAAP

Adjusted Net Income

Below is a reconciliation of net (loss) income from continuing operations to adjusted net income (loss) and net (loss) income per diluted share from continuing operations to adjusted net income (loss) per share. See "LendingTree's Principles of Financial Reporting" for further discussion of the Company's use of these non-GAAP measures.

	Three Months Ended
	March 31, 2022	December 31, 2021	March 31, 2021
	(in thousands, except per share amounts)
Net (loss) income from continuing operations	$ (10,823)	$ 48,432	$ 19,312
Adjustments to reconcile to adjusted net (loss) income:
Restructuring and severance	3,625	6	—
Loss on impairments and disposal of assets	431	814	348
Gain on investments	—	(83,200)	(40,072)
Non-cash compensation	13,997	16,751	16,436
Franchise tax caused by equity investment gain	1,500	—	—
Change in fair value of contingent consideration	—	—	797
Acquisition expense	9	430	29
Litigation settlements and contingencies	(27)	32	16
Income tax (benefit) expense from adjusted items	(5,106)	16,980	5,699
Excess tax expense (benefit) from stock-based compensation	2,468	(4,336)	(32)
Adjusted net income (loss)	$ 6,074	$ (4,091)	$ 2,533

Net (loss) income per diluted share from continuing operations	$ (0.84)	$ 3.57	$ 1.37
Adjustments to reconcile net (loss) income from continuing operations to adjusted net income (loss)	1.31	(3.87)	(1.19)
Adjustments to reconcile effect of dilutive securities	(0.01)	(0.01)	—
Adjusted net income (loss) per share	$ 0.46	$ (0.31)	$ 0.18

Adjusted weighted average diluted shares outstanding	13,167	13,212	14,119
Effect of dilutive securities	266	(346)	—
Weighted average diluted shares outstanding	12,901	13,558	14,119
Effect of dilutive securities	—	346	1,049
Weighted average basic shares outstanding	12,901	13,212	13,070

LENDINGTREE’S PRINCIPLES OF FINANCIAL REPORTING

LendingTree reports the following non-GAAP measures as supplemental to GAAP:

•	Variable marketing margin, including variable marketing expense

•	Variable marketing margin % of revenue

•	Earnings Before Interest, Taxes, Depreciation and Amortization, as adjusted for certain items discussed below ("Adjusted EBITDA")

•	Adjusted EBITDA % of revenue

•	Adjusted net income

•	Adjusted net income per share

Variable marketing margin is a measure of the efficiency of the Company’s operating model, measuring revenue after subtracting variable marketing and advertising costs that directly influence revenue. The Company’s operating model is highly sensitive to the amount and efficiency of variable marketing expenditures, and the Company’s proprietary systems are able to make rapidly changing decisions concerning the deployment of variable marketing expenditures (primarily but not exclusively online and mobile advertising placement) based on proprietary and sophisticated analytics. Variable marketing margin and variable marketing margin % of revenue are primary metrics by which the Company measures the effectiveness of its marketing efforts.

Adjusted EBITDA and adjusted EBITDA % of revenue are primary metrics by which LendingTree evaluates the operating performance of its businesses, on which its marketing expenditures and internal budgets are based and, in the case of adjusted EBITDA, by which management and many employees are compensated in most years.

Adjusted net income and adjusted net income per share supplement GAAP income from continuing operations and GAAP income per diluted share from continuing operations by enabling investors to make period to period comparisons of those components of the nearest comparable GAAP measures that management believes better reflect the underlying financial performance of the Company’s business operations during particular financial reporting periods. Adjusted net income and adjusted net income per share exclude certain amounts, such as non-cash compensation, non-cash asset impairment charges, gain/loss on disposal of assets, gain/loss on investments, restructuring and severance, litigation settlements and contingencies, acquisition and disposition income or expenses including with respect to changes in fair value of contingent consideration, gain/loss on extinguishment of debt, one-time items which are recognized and recorded under GAAP in particular periods but which might be viewed as not necessarily coinciding with the underlying business operations for the periods in which they are so recognized and recorded, the effects to income taxes of the aforementioned adjustments and any excess tax benefit or expense associated with stock-based compensation recorded in net income in conjunction with FASB pronouncement ASU 2016-09. LendingTree believes that adjusted net income and adjusted net income per share are useful financial indicators that provide a different view of the financial performance of the Company than adjusted EBITDA (the primary metric by which LendingTree evaluates the operating performance of its businesses) and the GAAP measures of net income from continuing operations and GAAP income per diluted share from continuing operations.

These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. LendingTree provides and encourages investors to examine the reconciling adjustments between the GAAP and non-GAAP measures set forth above.

Definition of LendingTree's Non-GAAP Measures

Variable marketing margin is defined as revenue less variable marketing expense. Variable marketing expense is defined as the expense attributable to variable costs paid for advertising, direct marketing and related expenses, and excluding overhead, fixed costs and personnel-related expenses. The majority of these variable advertising costs are expressly intended to drive traffic to our websites and these variable advertising costs are included in selling and marketing expense on the Company's consolidated statements of operations and consolidated income.

EBITDA is defined as net income from continuing operations excluding interest, income taxes, amortization of intangibles and depreciation.

Adjusted EBITDA is defined as EBITDA excluding (1) non-cash compensation expense, (2) non-cash impairment charges, (3) gain/loss on disposal of assets, (4) gain/loss on investments, (5) restructuring and severance expenses, (6) litigation settlements and contingencies, (7) acquisitions and dispositions income or expense (including with respect to changes in fair value of contingent consideration), and (8) one-time items.

Adjusted net income is defined as net income (loss) from continuing operations excluding (1) non-cash compensation expense, (2) non-cash impairment charges, (3) gain/loss on disposal of assets, (4) gain/loss on investments, (5) restructuring and severance expenses, (6) litigation settlements and contingencies, (7) acquisitions and dispositions income or expense (including with respect to changes in fair value of contingent consideration), (8) gain/loss on extinguishment of debt, (9) one-time items, (10) the effects to income taxes of the aforementioned adjustments, and (11) any excess tax benefit or expense associated with stock-based compensation recorded in net income in conjunction with FASB pronouncement ASU 2016-09.

Adjusted net income per share is defined as adjusted net income divided by the adjusted weighted average diluted shares outstanding. For periods which the Company reports GAAP loss from continuing operations, the effects of potentially dilutive securities are excluded from the calculation of net loss per diluted share from continuing operations because their inclusion would have been anti-dilutive. In periods where the Company reports GAAP loss from continuing operations but reports positive non-GAAP adjusted net income, the effects of potentially dilutive securities are included in the denominator for calculating adjusted net income per share if their inclusion would be dilutive.

LendingTree endeavors to compensate for the limitations of these non-GAAP measures by also providing the comparable GAAP measures with equal or greater prominence and descriptions of the reconciling items, including quantifying such items, to derive the non-GAAP measures. These non-GAAP measures may not be comparable to similarly titled measures used by other companies.

One-Time Items

Adjusted EBITDA and adjusted net income are adjusted for one-time items, if applicable. Items are considered one-time in nature if they are non-recurring, infrequent or unusual, and have not occurred in the past two years or are not expected to recur in the next two years, in accordance with SEC rules. For the periods presented in this report, there are no adjustments for one-time items, except for the $1.5 million franchise tax caused by the equity investment gain in Stash.

Non-Cash Expenses That Are Excluded From LendingTree's Adjusted EBITDA and Adjusted Net Income

Non-cash compensation expense consists principally of expense associated with the grants of restricted stock, restricted stock units and stock options. These expenses are not paid in cash and LendingTree includes the related shares in its calculations of fully diluted shares outstanding. Upon settlement of restricted stock units, exercise of certain stock options or vesting of restricted stock awards, the awards may be settled on a net basis, with LendingTree remitting the required tax withholding amounts from its current funds. Cash expenditures for employer payroll taxes on non-cash compensation are included within adjusted EBITDA and adjusted net income.

Amortization of intangibles are non-cash expenses relating primarily to acquisitions. At the time of an acquisition, the intangible assets of the acquired company, such as purchase agreements, technology and customer relationships, are valued and amortized over their estimated lives. Amortization of intangibles are only excluded from adjusted EBITDA.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

The matters contained in the discussion above may be considered to be “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Those statements include statements regarding the intent, belief or current expectations or anticipations of LendingTree and members of our management team. Factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include the following: uncertainty regarding the duration and scope of the coronavirus referred to as COVID-19 pandemic; actions governments and businesses take in response to the pandemic, including actions that could affect levels of advertising activity; the impact of the pandemic and actions taken in response to the pandemic on national and regional economies and economic activity; the pace of recovery when the COVID-19 pandemic subsides; adverse conditions in the primary and secondary mortgage markets and in the economy, particularly interest rates; default rates on loans, particularly unsecured loans; demand by investors for unsecured personal loans; the effect of such demand on interest rates for personal loans and consumer demand for personal loans; seasonality of results; potential liabilities to secondary market purchasers; changes in the Company's relationships with network lenders, including dependence on certain key network lenders; breaches of network security or the misappropriation or misuse of personal consumer information; failure to provide competitive service; failure to maintain brand recognition; ability to attract and retain consumers in a cost-effective manner; the effects of potential acquisitions of other businesses, including the ability to integrate them successfully with LendingTree’s existing operations; accounting rules related to contingent consideration and excess tax benefits or expenses on stock-based compensation that could materially affect earnings in future periods; ability to develop new products and services and enhance existing ones; competition; allegations of failure to comply with existing or changing laws, rules or regulations, or to obtain and maintain required licenses; failure of network lenders or other affiliated parties to comply with regulatory requirements; failure to maintain the integrity of systems and infrastructure; liabilities as a result of privacy regulations; failure to adequately protect intellectual property rights or allegations of infringement of intellectual property rights; and changes in management. These and additional factors to be considered are set forth under “Risk Factors” in our Annual Report on Form 10-K for the period ended December 31, 2021 and in our other filings with the Securities and Exchange Commission. LendingTree undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results or expectations.

About LendingTree, Inc.

LendingTree, Inc. is the parent of LendingTree, LLC and several companies owned by LendingTree, LLC (collectively, "LendingTree" or the "Company").

LendingTree operates what it believes to be the leading online consumer platform that connects consumers with the choices they need to be confident in their financial decisions. The Company offers consumers tools and resources, including free credit scores, that facilitate comparison-shopping for mortgage loans, home equity loans and lines of credit, reverse mortgage loans, auto loans, credit cards, deposit accounts, personal loans, student loans, small business loans, insurance quotes and other related offerings. The Company primarily seeks to match in-market consumers with multiple providers on its marketplace who can provide them with competing quotes for loans, deposit products, insurance or other related offerings they are seeking. The Company also serves as a valued partner to partners and other providers seeking an efficient, scalable and flexible source of customer acquisition with directly measurable benefits, by matching the consumer inquiries it generates with these providers.

LendingTree, Inc. is headquartered in Charlotte, NC. For more information, please visit www.lendingtree.com.

Investor Relations Contact:

investors@lendingtree.com

Media Contact:

press@lendingtree.com